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EXHIBIT 1

                             UNDERWRITING AGREEMENT

                          WESTERN WIRELESS CORPORATION

                    8,000,000 Shares of Class A Common Stock

                                                          August 24, 2004

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      Western Wireless Corporation, a Washington corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as the representative (the "Representative"), an aggregate of 8,000,000 shares of Class A common stock, no par value, of the Company (the "Shares"). The shares of Class A common stock, no par value, of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Common Stock".

      The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

      1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-117793) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430A Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it became effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus (including both the base prospectus and the prospectus supplement) in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the
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Registration Statement or the date of such Preliminary Prospectus or the
Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

      2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Shares set forth opposite such Underwriter's name in Schedule I hereto at a price per share (the "Purchase Price") of $25.13.

      (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

      (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative at the offices of Preston Gates & Ellis LLP, 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104 at 10:00 A.M. New York City time on August 27, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment is referred to herein as the "Closing Date".

      Payment for the Shares shall be made against delivery to the Representative, through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters, of the Shares registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.

      3. Representations and Warranties. The Company represents and warrants to each Underwriter that:

      (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be
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stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

      (b) Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

      (c) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (d) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (e) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
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      (f) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

      (g) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

      (h) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

      (i) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (j) Significant Subsidiaries. The subsidiaries listed on Schedule II attached hereto are the only "significant subsidiaries" of the Company (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries").

      (k) Organization and Good Standing. The Company and each Significant Subsidiary has been duly incorporated or organized and is validly existing in good standing (in jurisdictions where such concept applies) as a corporation or other entity under the laws of the jurisdiction in which it is chartered or organized, with full power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing (in jurisdictions where such concept applies) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

      (l) Capitalization. The Company has an authorized equity capitalization as set forth in the Prospectus under the heading "Capitalization"; all the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any pre-emptive or similar rights; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations
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to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

      (m) Capital Stock of Significant Subsidiaries. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries (except for minority interests representing less than 3% of any such Significant Subsidiary) are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance other than liens granted pursuant to (i) the Credit Agreement, dated as of May 28, 2004 (the "Credit Facility"), among the Company, the banks, financial institutions and other lenders named on the signature pages thereof, Wachovia Bank, National Association, as administrative agent, JPMorgan Chase Bank, as syndication agent, and Deutsche Bank Securities Inc. and Societe Generale, as co-documentation agents, or (ii) any debt agreement to which Western Wireless International Holding Corporation or its subsidiaries is a party (the "Foreign Financings").

      (n) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action (corporate and other) required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

      (o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (p) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

      (q) No Consents Required. No consent, approval, authorization, filing or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, filings, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

      (r) No Conflicts. Neither the execution and delivery of this Agreement, the issuance and sale of the Shares, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws or similar
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organizational documents of the Company or any of its Significant Subsidiaries;
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, shareholders agreement, registration rights agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties.

      (s) Financial Statements. The financial statements and the related notes thereto incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the supporting schedules incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

      (t) Legal Proceedings. Except as described in the Prospectus, including, without limitation, the documents incorporated by reference in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.
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      (u) No Material Adverse Change. Since the date of the most recent audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than pursuant to the exercise of employee stock options to purchase Common Stock and grants and purchases of Common Stock pursuant to the Company's employee restricted stock and stock purchase plans) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole;
(ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

      (v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Prospectus (including the Credit Facility and the Foreign Financings), (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (w) Rights to Intellectual Property. To the best of its knowledge, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (collectively "Intellectual Property Rights"), necessary for the conduct of their respective businesses; the conduct of their respective businesses will not conflict with any such Intellectual Property Rights of others, except to the extent that such conflict would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, except for any claims that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, no claim has been filed against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any Intellectual Property Rights of any person.

      (x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that
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is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

      (y) No Violation or Default. Except as otherwise set forth in or contemplated by the Prospectus, neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its charter, bylaws or similar organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, shareholders agreement, registration rights agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except, in the case of clauses
(ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

      (z) Independent Accountants. To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission.

      (aa) FCC Permits. Except as otherwise set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries have such certificates of convenience or necessity, easements, rights-of-way, operating rights, permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), including Permits issued by the Federal Communications Commission (the "FCC"), as are necessary to own their respective properties and to conduct their respective businesses substantially in the manner described in the Prospectus, except for any such Permits the absence of which could not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries have fulfilled all their material obligations with respect to such Permits and no event has occurred which allows (or after notice or lapse of time would allow) revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, in each case which could reasonably be expected to result in a Material Adverse Effect; and, except as described in the Prospectus (exclusive of any amendment or supplement thereto), none of such Permits contains any restriction that is burdensome to the Company or any of its subsidiaries, except for restrictions that could not reasonably be expected to have a Material Adverse Effect.

      (bb) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (cc) Compliance With Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

      (dd) No Unlawful Payments. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

      (ee) No Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (ff) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

      (gg) Lock-Up Agreements. Prior to the date hereof, the Company has furnished to the Representative "lock-up agreements", each substantially in the form of Exhibit A hereto, duly executed by each of John W. Stanton, Theresa E. Gillespie, Mikal J. Thomsen, M. Wayne Wisehart, Eric Hertz, Donald Guthrie and Bradley J. Horwitz, relating to sales and certain other dispositions of shares of capital stock or certain other securities, addressed to the Representative; provided, however, that the lock-up agreement executed by Eric Hertz will contain an exclusion for sales of the Company's Class A common stock pursuant to the Sales Plan, dated as of February 27, 2004, between Mr. Hertz and Goldman, Sachs & Co.

      (hh) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

      (ii) Internal Controls. As of the filing of the Company's Form 10-Q for the quarter ended June 30, 2004, the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal control over financial reporting; and, except as disclosed in Item 4(B) in the Company's Form 10-Q for the quarter ended June 30, 2004, there have been no changes in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

      4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:


      (a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to, if required, file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will use its reasonable best efforts to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

      (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

      (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

      (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;
(iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

      (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

      (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

      (g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

      (h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not, except as noted below, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than
(w) the Shares to be sold hereunder, (x) any shares of capital stock of the Company issued in connection with the Company's existing employee stock option, restricted stock and stock purchase plans, (y) any shares of the Company's Class A common stock issued in connection with the conversion of the Company's Class B common stock and (z) any shares of the Company's Class A common stock issued in connection with the conversion of the Company's 45/8% Convertible Subordinated Notes due 2023 (the "Convertible Notes"), including any conversion made at a conversion price less than the one provided for by the terms of such Convertible Notes. Notwithstanding the foregoing, the Company may do any of the following during the 90-day period referenced above: (i) enter into discussions concerning or otherwise make a non-binding offer to issue any shares of the Company's capital stock as consideration for any acquisition or merger to be made by the Company so long as the Company does not, and is not required by applicable law to, publicly announce such discussions or offer; (ii) commencing 30 days after the date of this Agreement, offer, contract to sell or otherwise obligate itself to issue any shares of the Company's capital stock as consideration for any acquisition or merger to be made by the Company, or make any public announcement relating to the foregoing, so long as such acquisition or merger does not close prior to the expiration of the 90-day period referenced above; or (iii) enter into discussions concerning, offer, contract to sell, obligate itself to issue or issue any shares of the Company's capital stock as consideration for any acquisition or merger to be made by the Company so long as
(y) the total value of the shares of capital stock to be issued in such acquisition or merger, together with the total value of any shares of capital stock to be issued in connection with any other acquisitions or mergers during such 90-day period, does not exceed ten percent (10%) of the total value as of the date hereof of all outstanding shares of the Company's capital stock (measured by multiplying the total number of shares of the Company's capital stock outstanding as of the date hereof by the closing price as of the date hereof of the Company's Class A common stock on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market")) and (z) the person or entity acquiring such shares of capital stock shall have agreed in writing to the restrictions set forth in the first sentence of this Section 4(h) (other than the exceptions set forth therein) with respect to such capital stock during the 90-day period referenced above.

      (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading "Use of Proceeds".

      (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the Nasdaq National Market.

      (l) Reports. During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, except to the extent such reports or financial statements are publicly available on the Commission's EDGAR system.

      5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

      (a) Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

      (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

      (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any debt securities of the Company.

      (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(u) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

      (e) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in
Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and
(d) above.

      (f) Comfort Letters. On the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter shall use a "cut-off" date no more than three business days prior to the Closing Date.

      (g) Opinion of Company Counsel. Preston Gates & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect that:

            (i) the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

            (ii) the Registration Statement and the Prospectus (other than the financial statements and related schedules therein, related notes thereto and financial and statistical information derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

            (iii) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with full corporate power and authority to own, lease or operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (in jurisdictions where such concept applies) under the laws of each jurisdiction in which it owns or leases properties or conducts business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus;

            (iv) each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware (except for WWC Texas RSA Limited Partnership ("WWC Texas LP"), which has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and WWC License LLC, which has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware), with full corporate (or partnership, in the case of WWC Texas LP, or limited liability company, in the case of WWC License
      LLC) power and authority to own, lease or operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation (or partnership, in the case of WWC Texas LP, or limited liability company, in the case of WWC License
      LLC) and is in good standing (in jurisdictions where such concept applies) under the laws of each jurisdiction in which it owns or leases properties or conducts business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus;

            (v) the authorized capital stock of the Company consists of 300,000,000 shares of authorized Class A common stock and Class B common stock, no par value, and 50,000,000 shares of authorized preferred stock; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and (x) such shares are not subject to any pre-emptive or similar rights and (y) except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, such shares of capital stock of or ownership interests in the Company are outstanding in the case of (x) or (y) either (1) to such counsel's knowledge or (2) pursuant to (A) the Company's certificate of incorporation or bylaws or (B) any agreement or other document to which the Company or any of its subsidiaries is a party or is subject to or bound which has been filed as an exhibit to or incorporated by reference into the Registration Statement and the Prospectus or to any report that has been incorporated by reference into the Registration Statement and the Prospectus;

            (vi) all of the issued and outstanding shares of capital stock (or, in the case of WWC Texas LP, partnership interests, or, in the case of WWC License LLC, membership interests) of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus (and except for minority interests representing less than 3% of such Significant Subsidiary), are owned by the Company either directly or through wholly-owned subsidiaries;

            (vii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights either (x) to such counsel's knowledge or (y) pursuant to (1) the Company's certificate of incorporation or bylaws or (2) any agreement or other document to which the Company or any of its subsidiaries is a party or is subject to or bound which has been filed as an exhibit to or incorporated by reference into the Registration Statement and the Prospectus or to any report that has been incorporated by reference into the Registration Statement and the Prospectus;

            (viii) the statements set forth in the Prospectus under the heading "Description of Common Stock", to the extent that they constitute summaries of the terms of the Common Stock, matters of law or regulation or legal conclusions, accurately and completely summarize the matters described therein in all material respects;

            (ix) the Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action (corporate and other) required to be taken for the due and proper authorization, execution and delivery of this

      Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken;

            (x) this Agreement has been duly authorized, executed and delivered by the Company;

            (xi) No consent, approval, authorization, filing, order, registration or qualification of or with any federal or Washington court or arbitrator or governmental or regulatory authority is required (other than any consent, approval, authorization, filing, order, registration or qualification under the Communications Act or the FCC Rules as to which such counsel need express no opinion) for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date, and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except for (x) the registration of the Shares under the Securities Act, (y) such consents, approvals, authorizations, filings, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (z) such consents, approvals, authorizations, filings, orders, registrations or qualifications the failure of which to be obtained, individually or in the aggregate, would not affect the validity of the Shares, their issuance or delivery or the transactions contemplated by this Agreement or result in a Material Adverse Effect;

            (xii) the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which has been filed as an exhibit to or incorporated by reference into the Registration Statement and the Prospectus or to any report that has been incorporated by reference into the Registration Statement and the Prospectus or is otherwise known to such counsel, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any Washington or federal law or statute (other than the Communications Act or the FCC Rules as to which such counsel need express no opinion) or any judgment, order, decree, rule or regulation of any federal or Washington court or arbitrator or governmental or regulatory authority binding on the Company of which such counsel is aware, except, in the case of clause (iii), such violations which would not, individually or in the aggregate, affect the validity of the Shares, their issuance or delivery or the transactions contemplated by this Agreement or result in a Material Adverse Effect;

            (xiii) to the knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and, to the knowledge of such counsel, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described and
      (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described;

            (xiv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act;

            (xv) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date other than the financial statements and related schedules therein, related notes thereto and financial and statistical information derived therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

            (xvi) such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and its counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date, as of its effective date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading other than the financial statements and related schedules therein, related notes thereto and financial and statistical information derived therefrom, as to which such counsel need express no opinion).

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters. The opinion of Preston Gates & Ellis LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (h) Opinion of Special Communications Regulatory Counsel. Morrison & Foerster LLP, special communications regulatory counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect that:

            (i) the Company and its subsidiaries have all Permits from the FCC necessary to conduct their respective cellular telephone businesses in the manner described in the Prospectus, which Permits are material to the conduct of the Company's or such subsidiary's business;

            (ii) the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any conflict with or result in a breach or violation of the Communications Act of 1934, as amended (the "Communications Act"), or the published rules and regulations of the FCC (the "FCC Rules") or any Permit issued to the Company or any of its subsidiaries, as the case may be, under or pursuant to authority granted under the Communications Act;

            (iii) no consent, approval, authorization, order, registration or qualification under the Communications Act or the FCC Rules is required for the sale of the Shares as described in the Prospectus or the consummation by the Company of the transactions contemplated by this Agreement; and

            (iv) other than as set forth or contemplated in the Prospectus, such counsel does not know of any legal or governmental proceedings pending before the FCC to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and such counsel does not know of any such proceedings that are threatened or contemplated by the FCC.

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters. The opinion of Morrison & Foerster LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (i) Opinion of Sullivan & Cromwell LLP. The Representative shall have received on and as of the Closing Date an opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information from the Company as they may reasonably request to enable them to pass upon such matters.

      (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

      (k) Good Standing. The Representative shall have received as of the Closing Date satisfactory evidence of the good standing (in jurisdictions where such concept is applicable) of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

      (l) Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

      (m) Lock-up Agreements. The "lock-up agreements", each substantially in the form attached as Exhibit A hereto, duly executed by each of John W. Stanton, Theresa E. Gillespie, Mikal J. Thomsen, M. Wayne Wisehart, Eric Hertz, Donald Guthrie and Bradley J. Horwitz, relating to sales and certain other dispositions of shares of capital stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

      (n) Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

      All opinions, letters, certificates and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      6. Indemnification and Contribution.

      (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(b) below.

      (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the information contained in the second, fifth and sixth paragraphs under the caption "Underwriting".

      (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the

Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

      (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

      7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by either of the New York Stock Exchange or the NASD; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

      9. Intentionally Omitted.

      10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;
(iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the NASD; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq National Market.

      (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters other than by reason of a default by any of the Underwriters or
(iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

      11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of the Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

      13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

      14. Miscellaneous.

      (a) Intentionally Omitted.

      (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004; Attention: Registration Department. Notices to the Company shall be given to it at the address set forth in the Prospectus;
Attention: General Counsel.


      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

      (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

      (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                     Very truly yours,

                                     WESTERN WIRELESS CORPORATION


                                     By       /s/ M. Wayne Wisehart
                                          --------------------------------------
                                          Name:  M. Wayne Wisehart
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

Accepted: August 24, 2004

GOLDMAN, SACHS & CO.


By       /s/ Goldman, Sachs & Co.
      -------------------------------
         (Goldman, Sachs & Co.)

                                                                      Schedule I

Underwriter                             Number of Shares
-----------                             ----------------
Goldman, Sachs & Co.                        8,000,000
                                            ---------
   Total                                    8,000,000
                                            =========

                                                                     Schedule II

                            Significant Subsidiaries

1.    WWC Holding Co., Inc. (Delaware)

2.    WWC License LLC (Delaware)

3.    WWC Texas RSA Limited Partnership (Delaware)

4.    Western Wireless International Austria Corporation (Delaware)

5.    Western Wireless International Holding Corporation (Delaware)

6.    Western Wireless International Ireland Corporation (Delaware)

                                                                       Exhibit A

                            FORM OF LOCK-UP AGREEMENT

                                                       August 24, 2004


Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

      Re: Western Wireless Corporation - Public Offering

Ladies and Gentlemen:

      The undersigned understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Western Wireless Corporation, a Washington corporation (the "Company"), providing for the public offering (the "Public Offering") by Goldman, Sachs & Co. of Class A common stock, no par value, of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

      In consideration of your agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman, Sachs & Co., the undersigned will not, during the period ending [Insert in the case of John W. Stanton and Theresa
E. Gillespie: 90] [Insert in the case of the other executive officers: 75] days after the date of the prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (including without limitation, securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or publicly announce an intention to do any of the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of capital stock or any security convertible into or exercisable or exchangeable for such capital stock. The foregoing shall not apply to the issuance of capital stock upon the exercise of options granted under the Company's existing employee stock option plans [Insert in the case of Eric Hertz: or any sales of the Company's Class A common stock pursuant to the Sales Plan, dated as of February 27, 2004, between the undersigned and Goldman, Sachs & Co.][.]

      In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of such securities if transfer thereof would constitute a violation or breach of this lock-up agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

      The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

      The undersigned understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

      This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                     Very truly yours,


                                     By: _______________________
                                         Name:
                                         Title: